UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2018 (July 30, 2018)

THE OLB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52994	13-4188568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue, Suite 1700, New York, NY	10166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 278-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Amendment No. 1 to Loan and Security Agreement

On July 30, 2018, The OLB Group, Inc. (the “Company”) entered into Amendment No. 1 to Loan and Security Agreement (the “Amendment”) amending that certain Loan and Security Agreement, dated as of April 9, 2018 (the “Original Credit Agreement,” and as amended by the Amendment, the “Credit Agreement”), by and among GACP Finance Co., LLC, as administrative agent and collateral agent, the lenders party thereto, Securus365, Inc., eVance, Inc., eVance Capital, Inc., OMNISOFT, Inc., and Crowdpay.us, Inc., as borrowers, and the Company, as parent guarantor. Pursuant to the Amendment, among other things, the lenders (i) waived the Company’s existing defaults under the Original Credit Agreement for its failure to make payment of $1,000,000 (the “initial payment”) under the Original Credit Agreement on or prior to July 15, 2018 and to deliver to the lenders unaudited monthly financial statements and compliance certificates of the Company, (ii) extended the date on which the initial payment was required to be made to July 30, 2018 and extended the date on which the Company is required to provide audited financial statements for the fiscal years ended December 31, 2016 and 2017, (iii) permitted the Company to enter into a subordinated loan arrangement for the Note (as defined below) concurrently with the Amendment such that the Company could make the initial payment under the terms of the Credit Agreement, (iv) carved out from the collateral under the Credit Agreement the Note Collateral Shares (as defined below) and (v) permitted the Note to be repaid either from the sale of the Note Collateral Shares or at any time after the second payment under the Credit Agreement as long as there is then no event of default.

For more information related to the Original Credit Agreement, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2018.

Subordinated Promissory Note

On July 30, 2018, pursuant to the terms of the Amendment, the Company issued to John Herzog, a significant stockholder of the Company (the “payee”), a subordinated promissory note in the principal amount of $1,000,000 (the “Note”) for cash proceeds of $1,000,000. The Note matures on March 31, 2019 (though the Company has the right to prepay the Note, in whole or in part, at any time prior to maturity) and bears interest at a rate of 12% per annum, compounding annually. The Note is secured by shares of common stock of a publicly traded company held by the Company (the “Note Collateral Shares”). The Note is subordinated to the Credit Agreement, other than the Note Collateral Shares.

The Company will use the proceeds received by the Payee to make the initial payment under the Credit Agreement.

The foregoing descriptions of the Amendment and the Note do not purport to be complete and are qualified in their entirety by reference to complete text of the Amendment and the Note, copies of which are filed hereto as Exhibits 10.1 and 10.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Amendment No. 1 to Loan and Security Agreement, dated as of July 30, 2018, by and among GACP Finance Co., LLC, as administrative agent and collateral agent, the lenders party thereto, Securus365, Inc., eVance, Inc., eVance Capital, Inc., OMNISOFT, Inc., and Crowdpay.us, Inc., as borrowers, and the Company, as parent guarantor

10.2	Subordinated Promissory Note, dated July 30, 2018, by and between the Company and John Herzog

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2018

THE OLB GROUP, INC.

By:	/s/ Ronny Yakov
Name: Ronny Yakov
Title: President and Chief Executive Officer

3